UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to § 240.14a-12.

Desert Capital REIT, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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DESERT CAPITAL REIT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July ___, 2006

To Our Stockholders:

You are invited to attend our annual meeting of stockholders that will be held at __________, located at _________________________ on __________, July ____, 2006, at [9:00] a.m., Pacific Daylight time. The purpose of the meeting is to vote on the following proposals.

Proposal 1: To elect six directors to serve until their successors are elected and qualified.
 Proposal 2:    To approve five separate amendments to our Second Articles of Amendment and Restatement:
        Proposal 2A:  Amendment to Indemnification Provisions
        Proposal 2B:  Amendment to Limitation on Liability Provisions
        Proposal 2C:  Amendment Regarding Removal of Directors
        Proposal 2D:  Amendment Regarding Voting Rights
        Proposal 2E:  Amendment Regarding Definitions

Proposal 3: To ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for fiscal year ending December 31, 2006
 Proposal 4:    To take action upon any other business as may properly come before the meeting, including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum, or obtain additional votes in favor of the proposals.

Stockholders of record at the close of business on May ____, 2006 are entitled to notice of, and to vote at, the annual meeting. A proxy card and a copy of our annual report to stockholders for the fiscal year ended December 31, 2005 are enclosed with this notice of annual meeting and proxy statement.

Your vote is important. Accordingly, you are asked to vote and return your proxy, whether or not you plan to attend the annual meeting.

                             By Order of the Board of Directors,

                             Todd B. Parriott
                  Chief Executive Officer and Chairman of the Board of Directors

May __, 2006
Henderson, Nevada

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
_______________, July __, 2006

Desert Capital REIT, Inc.
1291 Galleria Drive, Suite 200
Henderson, Nevada 89014

The board of directors of Desert Capital REIT, Inc. is soliciting proxies to be used at the 2006 annual meeting of stockholders to be held at ____________________________, located at _________________________, on ______________, July ___, 2006, at [9:00 a.m.], Pacific Daylight time. This proxy statement, accompanying proxy card and annual report to stockholders for the fiscal year ended December 31, 2005 are first being mailed to stockholders on or about May ___, 2006. Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute part of this proxy statement. Our principal executive office is located at 1291 Galleria Drive, Suite 200, Henderson, Nevada 89014.

Who May Vote

Only stockholders of record at the close of business on May ___, 2006, the record date, are entitled to notice of, and to vote at, the annual meeting. As of May ___, 2006, we had ___________ shares of common stock issued and outstanding. Each common stockholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held.

How You May Vote

You may vote using any of the following methods:

•
BY MAIL: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Desert Capital REIT, Inc., c/o Phoenix American Financial Services, 2401 Kerner Boulevard, San Rafael, CA 94901. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares FOR each of the proposals.

•	BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting, including a proposal to adjourn or postpone the annual meeting to permit us to solicit additional proxies if necessary to establish a quorum or to obtain additional votes in favor of any proposal, according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

How You May Revoke Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	Giving written notice of revocation to Erin Linnemeyer at Desert Capital REIT, Inc., 1291 Galleria Drive, Suite 200, Henderson, Nevada 89014;

•	Timely delivering a properly executed, later-dated proxy; or

•	Voting in person at the annual meeting.

Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. Please sign and return your proxy promptly to assure that your shares are represented at the annual meeting.

Quorum

The presence, in person or represented by proxy, of the holders of a majority (______________ shares) of the shares of common stock entitled to vote at the annual meeting as of the record date is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our bylaws, abstentions are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting.

Required Vote

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy is required to re-elect directors. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. All of the nominees for director served as our directors in 2005. Abstentions will have no effect on the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of common stock (____ shares) is required to approve the adoption of each of the proposed amendments to our Second Articles of Amendment and Restatement as set forth in Proposal Two. Abstentions will have the same effect as votes against the proposal. The ratification of the appointment of Eide Bailly LLP as set forth in Proposal Three requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions on Proposal Three will have no effect on the proposal.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or soliciting service in person, by mail, telephone, facsimile or by other electronic means. In accordance with regulations of the Securities and Exchange Commission, or SEC, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

  PROPOSAL ONE ─
ELECTION OF DIRECTORS

Pursuant to the Maryland General Corporation Law, our Second Articles of Amendment and Restatement, and our bylaws, our business, property and affairs are managed under the direction of the board of directors. At the annual meeting, six directors will be elected by the stockholders, each to serve for a term of one year until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.

The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The board of directors has proposed the following nominees for election as directors at the annual meeting. Each of the nominees is currently a member of the board of directors.

Each director has consented to being named in this proxy statement and to serve if elected. The board of directors knows of no reason why such directors would be unable to serve. If any of the directors should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the board of directors may designate, the board of directors may reduce the number of directors to eliminate the vacancy, or the position may remain vacant.

Nominees

Todd B. Parriott. Mr. Parriott is the Chairman of our board of directors, Chief Executive Officer, President and Chief Investment Officer. Mr. Parriott was elected to our board of directors in December 2003. Mr. Parriott served as the President of Consolidated Mortgage from July 2001 until December 2003 and was re-elected as President in October 2005. From October 2000 to July of 2001, he served as the Director of Corporate Marketing for the MGM Division of MGM Mirage Corporation, where he oversaw the development of customer relationship management solution program, managed an $8 million bi-annual budget and managed a $5 million annual direct mail budget and programs for all MGM properties. On a part-time basis from 1993 to 2001, Mr. Parriott served as an intern for Consolidated Mortgage. He assisted in due diligence work on real estate projects, preparing marketing and sales strategies and in general operations. Mr. Parriott currently serves in supervisory capacities with CMC Financial Services, Inc., the dealer-manager of our public offering as the Chief Compliance Officer and Financial Operations Principal. Mr. Parriott also serves as President and Chief Investment Officer of Burton Management Company, Ltd., our Advisor. Mr. Parriott is a director of our Advisor and our Dealer-Manager. Mr. Parriott graduated with a Bachelor of Science in Marketing at University of Nevada, Las Vegas in 1994. Age 36.

Robert M. Beville. Mr. Beville was elected to our board of directors effective July 2004 and is an independent director. From September 2004 to the present, he has served as the Division President of Meritage Homes (NYSE: MTH), Las Vegas Division. From 2000 to September 2004, he served as the Executive Vice President and Chief Operating Officer for Perma-Bilt Homes, a division of Meritage Homes. His duties include management of all business functions including management of: senior personnel, land acquisition, division profit, budget preparation, product development, divisions reporting to the corporate office and land bankers. From 1991 through 2000, he served as the Chief Financial Officer for Rhodes Homes, where he was responsible for financial statement reporting for all entities and partnerships, securing financing for all construction, acquisition and development costs, investor relations, coordination of year-end audits and litigation management. Mr. Beville graduated with a B. S. in Accounting from the University of Nevada-Reno in 1985. Age 43.

G. Steven Dawson. Mr. Dawson was elected to our board of directors effective July 2004 and is an independent director. From 1990 to 2003, Mr. Dawson served as the Senior Vice President and Chief Financial Officer of Camden Property Trust or its predecessors, a large multifamily REIT. Camden is a public real estate investment trust which specializes in the acquisition, development, and management of apartment communities throughout the United States. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate, including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. He is currently a private investor who is active on the boards of five REITs in addition to Desert Capital. These include: American Campus Communities, Inc., AMREIT, Sunset Financial Resources, Inc., Medical Properties Trust, Inc. and Trustreet Properties, Inc. Mr. Dawson holds a BBA from Texas A&M University and serves on the Real Estate Roundtable at the Mays Business School at Texas A&M. Age 48.

James L. George. Mr. George was elected to our board of directors in December 2003, is an independent director, and is an attorney in private practice in Lemars, Iowa. For the past 30 years, he has practiced primarily in the estates, real estate transaction and tax preparation area. Mr. George is the uncle of Jonathan G. Arens, our Chief Financial Officer. He earned a BA from the University of Iowa in 1969, and a JD from Creighton University in 1973. Age 58.

Bryan L. Goolsby. Mr. Goolsby was elected to our board of directors effective July 2004, and is an independent director. Mr. Goolsby is the Managing Partner of Locke Liddell & Sapp LLP, and has practiced in the area of corporate and securities since 1977. Mr. Goolsby is an associate member of the Board of Governors of the National Association of Real Estate Investment Trusts and is a member of the National Multi-Family Housing Association and the Pension Real Estate Association. Mr. Goolsby is also currently a member of the Associate Board of Directors of the Edwin L. Cox School of Business at Southern Methodist University. In addition to the above referenced board, Mr. Goolsby is a member of the JPMorgan Chase Dallas Region Advisory Board and a member of the board of Medical Properties Trust, Inc. Mr. Goolsby has a BBA from Texas Tech University and a JD from the University of Texas. Age 55.

Thomas L. Gustafson. Mr. Gustafson was elected to our board of directors in December 2003, is an independent director, and has been the managing member of Domain LLC, the general partner of Okoboji Capital Partners, LP, a hedge fund, since August 2001 until the present. From 1996 to the present, he has served as the Treasurer of QL Enterprises Inc., which owns office building complexes and mini-storage rental units. From mid 1998 until August 2001, Mr. Gustafson served as the Vice President of Progressive Marketing Group, a manufacturers rep agency, where he managed the Profit Sharing Plan and Money Purchase Account. He earned a BBA from Iowa State University in 1993. Age 35.

The board of directors unanimously recommends that you vote FOR the election of directors, as set forth in Proposal One.

  BOARD OF DIRECTORS AND COMMITTEE MATTERS

Board Meetings and Committees

During fiscal 2005, the board of directors held five meetings. Each director attended at least 75% of the total number of board and committee meetings on which the director served that were held while the director was a member of the board or committee, as applicable. All of our directors are strongly encouraged to attend our annual meeting of stockholders. There were six directors at the time of the 2005 annual meeting of stockholders, and three directors attended the meeting. The board’s current standing committees are as follows:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee

Inside Director and Executive Officer:
Todd B. Parriott
Other Directors:
Robert M. Beville	X	X
G. Steven Dawson	X(1)		X
James L. George		X(1)	X(1)
Bryan L. Goolsby		X
Thomas L. Gustafson	X		X

(1) Chairman

Audit Committee

Our audit committee is comprised of three directors. Our board of directors has determined that all members of the audit committee satisfy the independence standards of the New York Stock Exchange, or NYSE. Our board has also determined that Mr. Dawson qualifies as “audit committee financial expert,” as defined by the SEC, and that all members of the audit committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the audit committee independence standards of the SEC.

Our audit committee operates pursuant to a written charter which was attached as Appendix A to our 2005 proxy statement. Among other matters, the audit committee charter calls upon the audit committee to:

•
Oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;

•	Be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;

•	Review the annual engagement proposal and qualifications of our independent auditors;

•	Prepare an annual report as required by applicable SEC disclosure rules; and

•	Review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process.

The audit committee met five times in 2005.

Governance and Nominating Committee

Our governance and nominating committee establishes and implements our corporate governance practices and nominates individuals for election to the board of directors. The governance and nominating committee is comprised of three independent directors, as defined by the NYSE’s standards.

Our governance and nominating committee operates pursuant to a written charter. Among other matters, the committee charter calls upon the governance and nominating committee to:

•	Develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	Select, or to recommend that the board select, the director nominees for the each annual meeting of stockholders and the committee nominees; and

•	Develop and recommend to the board a set of corporate governance principles applicable to us.

We believe members of our board of directors should meet the following criteria: (1) have significant business or public experience that is relevant and beneficial to the board of directors and the company, (2) are willing and able to make a sufficient time commitment to our affairs in order to effectively perform the duties of a director, including regular attendance of board meetings and committee meetings, (3) are committed to our long-term growth and profitability, (4) are individuals of character and integrity, (5) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management, and (6) represent the interests of the company as a whole and not only the interests of a particular stockholder or group.

The governance committee will consider nominees made by stockholders, and will evaluate all nominees using the same standards, regardless of who recommended the nominee. Stockholders should send nominations to James L. George, c/o Desert Capital REIT, Inc., 1291 Galleria Drive, Suite 200, Henderson, Nevada, 89014. Any stockholder nominations proposed for consideration by the governance and nominating committee should include the nominee’s name and qualifications for board membership. See “Stockholder Proposals.” The governance and nominating committee met once in 2005.

Compensation Committee

Our compensation committee is comprised of three directors. Our board of directors has determined that all of the compensation committee members qualify as “independent directors” under the NYSE independence standards.

Our compensation committee operates pursuant to a written charter and has been delegated the authority by our board of directors to make determinations regarding grants of restricted shares of common stock and to authorize and determine all salaries and incentive compensation for our officers and supervisory employees, if any. Among other matters, the compensation committee has responsibility to:

•	Develop the overall compensation policies and the corporate goals and objectives, if any, relevant to the chief executive officer’s compensation from our company;

•	Evaluate the chief executive officer’s performance in light of those goals and objectives, if any;

•	Be directly and solely responsible for establishing the chief executive officer’s compensation level, if any, based on this evaluation;

•	Make recommendations to the board regarding the compensation of officers junior to the chief executive officer, incentive-compensation plans and equity-based plans; and

•	Manage our relationship with our Advisor.

Our compensation committee met once in 2005.

Corporate Governance

Independence of Directors and Committee Members. Our board has determined that each of the following directors standing for re-election has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of NYSE director independence standards, as currently in effect: Messrs. Beville, Dawson, George, Goolsby and Gustafson. The board has determined that Mr. Parriott is not an independent director within the meaning of the NYSE director independence standards. Furthermore, the board has determined that each of the members of each of the audit, compensation and governance and nominating committees has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of the NYSE’s director independence standards.

Committee Charters. Our board has adopted: (1) an audit committee charter, a governance and nominating committee charter and a compensation committee charter; (2) standards of independence for our directors; and (3) a code of conduct and ethics for all directors, officers and employees. The charters of our audit committee, governance and nominating committee and compensation committee are available upon written request to our address set forth under “Annual Report.”

Communications with the Board. Individuals may communicate with the board by sending a letter to:

James L. George
Director
Desert Capital REIT, Inc.
1291 Galleria Drive
Suite 200
Las Vegas, Nevada 89014

All directors have access to this correspondence. Communications that are intended specifically for non-management directors should be sent to the street address noted above, to the attention of the chairman of the Governance and Nominating Committee. In accordance with instructions from the board, the secretary to the board reviews all correspondence, organizes the communications for review by the board, and posts communications to the full Board or individual directors as appropriate.

Executive Sessions. In accordance with our governance policies, our independent directors will meet at least once per year in executive session. The chairman of the governance committee will chair this executive session. During 2005, our non-officer directors met twice in executive session.

Code of Conduct and Ethics. Our board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	Compliance with applicable governmental laws, rules and regulations;

•	Prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	Accountability for adherence to the code.

Waivers to the code of business conduct and ethics will only be granted by the governance and nominating committee of the board. The committee has never granted any waiver to the code. If the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section of our corporate website at www.desertcapitalreit.com.

Compensation of Directors

Directors who are also our executive officers receive no compensation for board service.

During 2005, our non-officer directors received the following compensation:

Annual retainer fee	$15,000
Fee for each board meeting attended in person	3,000
Fee for each board meeting attended telephonically	1,500
Audit committee chairman retainer	5,000
Chairman retainer for other committees	3,000
Fee for each committee meeting attended in person	1,000
Fee for each committee meeting attended telephonically	500

Additionally, each non-officer director receives an annual award of 4,000 restricted shares of common stock which vest over a three-year period.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with our Advisor

Mr. Parriott, our Chief Executive Officer, is the majority stockholder, sole director, President, Secretary and Treasurer of Burton Management Company, Ltd., our Advisor. Mr. Arens, our Chief Financial Officer, is a stockholder and Chief Financial Officer of Burton Management Company. Our Advisor oversees our day-to-day operations including asset, liability and capital management. Our Advisor is compensated pursuant to the terms of the advisory agreement, which entitles it to a base management fee, incentive compensation and reimbursement of expenses. For the year ended December 31, 2005 we paid a base management fee of $332,055 and incentive compensation of $427,493.

Relationship with our Dealer-Manager

CMC Financial Services was the Dealer-Manager for our first public offering, and is the Dealer-Manager for our current public offering. In 2005, we paid CMC Financial Services selling commissions and marketing support fees totaling $6,243,612. Pursuant to the Dealer-Manager agreement for our current public offering, CMC Financial Services will be paid selling commissions of 6.5% and a marketing support fee of 3.0%.

CMC Financial Services also has an agreement with Consolidated Mortgage, our wholly-owned subsidiary, pursuant to which Consolidated Mortgage pays an administrative fee of 25 basis points (based on the principal amount) on each loan it originates to CMC Financial Services, in return for administrative services to support Consolidated Mortgage’s investment pool. The fee is calculated and paid monthly. We paid $1,107,972 for the year ended December 31, 2005 related to this fee.

Mr. Parriott is the majority stockholder, sole director, President and Treasurer of our Dealer-Manager and Mr. Arens is a stockholder and Chief Financial Officer of our Dealer-Manager.

Acquisition of Consolidated Mortgage

On November 10, 2004, Desert Capital TRS, or TRS, our wholly-owned subsidiary, entered into an agreement pursuant to which TRS acquired Consolidated Mortgage. The transaction was structured as an installment sale pursuant to which TRS acquired the outstanding equity securities of Consolidated Mortgage over time so as to comply with applicable Internal Revenue Code provisions. One-third of Consolidated Mortgage’s pre-tax net income is payable to ARJ Management, Inc., pursuant to the terms of the management agreement described below.

Management Agreement with ARJ

At the time we entered into the agreement to acquire Consolidated Mortgage, Consolidated Mortgage had a management agreement in place with ARJ Management, Inc., a company of which Todd Parriott is President, director and stockholder, and his father, Phillip Parriott, is the only other stockholder, pursuant to which ARJ is paid a management fee equal to one-third of Consolidated Mortgage’s pre-tax net income. The fee is calculated and paid monthly. ARJ manages approximately $350 million of private investors’ funds. The management fee paid to ARJ for the year ended December 31, 2005 was $2,849,286. To the extent borrowers pay points on a loan instead of an increased interest rate, ARJ will earn a greater management fee than it would have if the borrowers had paid a higher interest rate. Because of Mr. Parriott’s ownership interest in ARJ, he has a potential interest in the loans originated by Consolidated Mortgage being structured with points instead of a higher interest rate.

Loans to CM Land, LLC

On December 31, 2005, we had outstanding loans of approximately $13.1 million to CM Land, LLC, a related party. Todd Parriott and Jonathan Arens, our executive officers, own and manage CM Land. The loans have an average interest rate of 13.25% and mature in July 2006. CM Land, LLC used these funds, in addition to funds provided by unaffiliated third party lenders, to acquire approximately $80 million of unimproved real estate from an unaffiliated third party. Our loans are evidenced by a mortgage note and are secured by a deed of trust on the land acquired with our funds. We paid no fees to CM Land in connection with the transaction. We have elected an independent committee of our board comprised of Messrs. Beville and Gustafason to review and approve amounts we lend to CM Land.

Relationship with our Legal Counsel

Mr. Goolsby, one of our directors, is the Managing Partner of Locke Liddell & Sapp LLP, a law firm that performed legal work for us during the 2005 fiscal year. Payments made by us to Locke Liddell & Sapp LLP for the firm’s work in 2005 constituted less than 5% of Locke Liddell & Sapp LLP’s total annual revenue for 2005.

  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2006 by (1) each current director, (2) each named executive officer, and (3) all current directors and executive officers as a group. No stockholder known to us owns beneficially more than 5% of our common stock. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

Directors and Officers (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Todd B. Parriott	177,403 (3)	1.3%
Jonathan G. Arens	2,422 (4)	*
Robert M. Beville	9,008 (5)	*
G. Steven Dawson	108,453 (5)(6)	*
James L. George	13,269 (5)(7)	*
Bryan L. Goolsby	108,000 (5)	*
Thomas L. Gustafson	8,375 (5)	*
All directors and executive officers as a group (7 persons)	426,930	3.1%
________________________________________________
*    Beneficial ownership of less than 1% of the class is omitted.

(1) The address of each director and executive officer is that of the company.

(2) The percentage of shares owned provided in the table is based on 13,984,535 shares outstanding as of April 21, 2006. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person as of April 21, 2006 by the sum of the number of shares of common stock outstanding as of such date.

(3) Represents shares owned by ARJ Management, Inc. and Burton Management, Ltd., of which Mr. Parriott may be deemed to be the beneficial owner.

(4) Includes 818 shares over which Mr. Arens shares beneficial ownership.

(5) Includes grants of 8,000 restricted shares granted on which vest over a three-year period.

(6) Includes 77,001 shares over which Mr. Dawson shares beneficial ownership.

(7) Includes 8,769 shares over which Mr. George shares beneficial ownership, and 4,500 shares owned by his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of the reports furnished to us with respect to fiscal 2005, we believe that all SEC filing requirements applicable to our directors and executive officers and 10% beneficial owners were satisfied, except that Mr. Dawson filed one late Form 4 reporting one transaction and Mr. Goolsby filed two late Forms 4 reporting a total of three transactions.

  EXECUTIVE OFFICERS

No director or executive officer was selected as a result of any arrangement or understanding between the director or executive officer or any other person. Messrs. Parriott and Arens are our only executive officers. Our executive officers are elected annually by, and serve at the discretion of, the board of directors. Please see “Election of Directors” for biographical information regarding Mr. Parriott, our Chief Executive Officer.

Mr. Arens was elected as our Chief Financial Officer effective November 1, 2005. Mr. Arens has been the Chief Financial Officer of our Dealer-Manager since January 2004. Mr. Arens worked as a teacher’s assistant in the Education Department at the University of Iowa from August 2003 through July 2004. Mr. Arens is a certified public accountant and a Member of the American Institute of Certified Public Accountants. He earned his Masters of Accountancy in 2004, and his Bachelors in Accounting in 2003, both from the University of Iowa.

Compensation Committee Interlocks And Insider Participation

During 2005, the compensation committee consisted of Messrs. Beville, George and Goolsby. Bryan Goolsby is the Managing Partner of Locke Liddell & Sapp LLP, a law firm that performed legal work for us during the 2005 fiscal year. Payments made by us to Locke Liddell & Sapp LLP for the firm’s work in 2005 constituted less than 5% of Locke Liddell & Sapp LLP’s total annual revenue for 2005. None of these individuals has at any time served as our officer. No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

  EXECUTIVE COMPENSATION

Compensation of Executive Officers

We are externally managed and advised by our Advisor pursuant to an advisory agreement. Our executive officers undertake certain ministerial tasks on our behalf; however, they are compensated by our Advisor. Please see “Certain Relationships and Related Transactions” for a further description of the relationship between us and our Advisor.

We did not grant any stock options or restricted stock to our named executive officers in 2005. We do not have a long term incentive plan. We do not have an employment agreement or a change in control agreement with either of our named executive officers.

  REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three independent non-employee directors and operates under a written charter adopted by the board. The board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. The company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm. We held five meetings during fiscal 2005. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, and the company’s independent registered public accounting firm, Eide Bailly LLP. We discussed with Eide Bailly LLP the overall scope and plans for their audit.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and Eide Bailly LLP. We also discussed with management and Eide Bailly LLP the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC.

In addition, the audit committee obtained from Eide Bailly LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” which described all relationships between Eide Bailly LLP and the company that might bear on Eide Bailly LLP’s independence, discussed with Eide Bailly LLP any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering Eide Bailly LLP’s independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of the company’s consolidated financial statements and reviews of the company’s consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Eide Bailly LLP. The audit committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended, “Certification of Statements and Auditing Standards.”

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors (and the board has approved) that the audited financial statements for the year ended December 31, 2005 be included in the company’s Annual Report on Form 10-K for filing with the SEC. We have selected Eide Bailly LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The undersigned members of the audit committee have furnished this report to the board of directors.

Respectfully Submitted,

Audit Committee
G. Steven Dawson, 2005 Chairman
Thomas L. Gustafson
Robert M. Beville

  PROPOSAL TWO ─
APPROVAL OF AMENDMENTS TO OUR SECOND ARTICLES
OF AMENDMENT AND RESTATEMENT

We have commenced our second public offering of shares of our common stock. The offering is subject to review by the SEC, and the SEC declared our registration statement on Form S-11 effective on March 22, 2006. The offering is also subject to the review of the securities division of each state in which potential investors are solicited regarding the purchase of our shares of common stock. As part of the review of our offering, and as a condition to the registration of the offering, certain states are requiring that we propose certain amendments to our Second Articles of Amendment and Restatement (the “Articles”). Our board of directors believes that it is in our best interest and the best interest of our stockholders that we be able to sell our shares in as many states as possible. Therefore, our board of directors has determined that the proposal to approve the proposed amendments (collectively, the “Amendments”) as set forth below is advisable and in our best interest and in the best interest of our stockholders, and has directed that the Amendments be submitted for consideration and approval by our stockholders. The discussion below is a summary. The Amendments are attached as Appendix A to this proxy statement. Each amendment is discussed separately below, and will be voted on separately by our stockholders.

The board of directors unanimously recommends that you vote FOR each of the amendments separately set forth in Proposal Two.

Proposal 2A:  Amendment to Indemnification Provisions

Article X of our Articles includes provisions related to our indemnification of our directors, officers, Advisor and any affiliate for losses or liabilities incurred by any of them, each referred to herein as an indemnitee, in connection with our business. It grants rights to indemnification to the indemnitees to the fullest extent permitted under the Maryland General Corporation Law, the state of our incorporation. The Articles also provide that we will advance expenses, settlement and other amounts to the indemnitees. We may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

For indemnification to be available, all of the following conditions must be met:

•	The directors, the Advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests.

•	The directors, the Advisor or their affiliates were acting on behalf of or performing services for us.

•
Such liability or loss must not be the result of (i) negligence or misconduct by the directors, excluding the independent directors, the Advisor or their affiliates; or (ii) gross negligence or willful misconduct by the independent directors.

Some states have required that we adopt new indemnification provisions, so our ability to indemnify the indemnitees will be more limited than as set forth above, and specifically, so that we would not provide indemnification “to the fullest extent of the law.” If Proposal 2A is approved, and our Articles are amended as described herein, our ability to indemnify the indemnitees will be more narrow than the ability to provide indemnification as generally permitted by Maryland General Corporation Law.

We propose that Article X read in its entirety as follows:

ARTICLE X
INDEMNIFICATION

Section 10.1. Grant of Indemnification. The directors and the Advisor shall be deemed to be in a fiduciary relationship to the Corporation and the Corporation’s stockholders. The directors also have a fiduciary duty to the stockholders to supervise the relationship of the Corporation with the Advisor. Subject to the conditions set forth under Maryland law or in Section 10.2 or Section 10.3 below, the Corporation shall indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any person (or the estate of any person) who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any person (or the estate of any person) who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, agent, trustee, partner, member or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation. The indemnification provided herein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, in accordance with Section 10.4 hereof. The Board of Directors may take such action as is necessary to carry out this Section 10.1. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 10.2 Requirements for Indemnification. Notwithstanding anything to the contrary contained in Section 10.1 or Section 11.1, the Corporation shall not provide for indemnification of a director, officer, Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them, and the Corporation shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(a) The Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation.

(b) The Indemnitee was acting on behalf of or performing services for the Corporation.

(c) Such liability or loss was not the result of:

(i) negligence or misconduct, in the case that the Indemnitee is a director (other than an Independent Director), officer, Advisor or an Affiliate of the Advisor; or

(ii) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(d) Such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s Net Assets and not from the Corporation’s stockholders.

Section 10.3 Indemnification Not Available. Notwithstanding anything to the contrary contained in Section 10.1 or Section 11.1, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

(a) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(c) A court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

Section 10.4 Advancement of Funds. The advancement of the Corporation’s funds to any Indemnitee for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation;

(b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Article X and Section 11.1 hereof;

(c) the legal action was initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(d) the Indemnitee provides the Corporation with a written agreement to repay the advanced funds to the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law (the “MGCL”) or any successor statute.

The board of directors unanimously recommends that you vote FOR the proposed amendment (Item 2A on the proxy card).

Approval of this amendment requires the affirmative vote of the holders of a majority (______ shares) of our outstanding shares of common stock entitled to vote thereon.

Proposal 2B:  Amendment to Limitation on Liability Provisions

Article XI of our Articles provides that, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, none of our directors or officers shall be personally liable to us or to our stockholders, or any of them, for money damages. Some states have required that we adopt new limitation on liability provisions. We propose that Article XI read in its entirety as follows:

ARTICLE XI
LIMITATION ON LIABILITY

Section 11.1 Liability of Officers and Directors. Subject to the conditions set forth under Maryland statutory or decisional law, as amended or interpreted from time to time, or in Sections 10.2 and 10.3 above, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money or other damages. Neither the amendment nor the repeal of this Section 11.1, nor the adoption or amendment of any other provision in this Charter or the Corporation’s bylaws inconsistent with this Section 11.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 11.2 Liability of Stockholders. No stockholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Corporation’s assets or the affairs of the Corporation by reason of his being a stockholder.

The board of directors unanimously recommends that you vote FOR the proposed amendment (Item 2B on the proxy card).

Approval of this amendment requires the affirmative vote of the holders of a majority (______ shares) of our outstanding shares of common stock entitled to vote thereon.

Proposal 2C:  Amendment Regarding Removal of Directors

Each of our directors is elected annually to our board of directors. Section 8.7 of our Articles provides the terms under which a director may be removed. Section 8.7 currently provides that “Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders, but only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors. For the purposes of this Section 8.7, “cause” means, with respect to any particular director, a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.” The effect of this provision is to require that cause exist for a director to be removed.

We are proposing that Section 8.7 be deleted in its entirety and be replaced with the following which allows our stockholders to remove directors with or without cause:

Section 8.7  Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders by the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors.

The effect of this change is that our stockholders will have the right to remove a director at any time with the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors, without requiring that “cause” for such removal exists. This will make it easier for our stockholders to remove a director.

The board of directors unanimously recommends that you vote FOR the proposed amendment (Item 2C on the proxy card).

Approval of this amendment requires the affirmative vote of the holders of a majority (______ shares) of our outstanding shares of common stock entitled to vote thereon.

Proposal 2D:  Amendment Regarding Voting Rights

Section 5.2(a) of the Articles sets forth the voting rights of our common stockholders and specifically lists certain actions that may be taken upon the vote of a majority of the votes entitled to be cast. We are proposing to add the phrase “without the necessity for the concurrence of the directors” to Section 5.2(a)(ii) of the Articles, so that it will read as follows:

(ii) Upon the affirmative vote of at least a majority of the votes entitled to be cast, without the necessity for the concurrence of the directors, the stockholders may vote to:

        (a) Terminate the Corporation’s REIT election;
        (b) Amend this Charter; or
        (c) Remove the directors.

The addition of the above-referenced phrase will clarify that these actions can be taken by our stockholders without the approval of our directors.

The board of directors unanimously recommends that you vote FOR the proposed amendment (Item 2D on the proxy card).

Approval of this amendment requires the affirmative vote of the holders of a majority (______ shares) of our outstanding shares of common stock entitled to vote thereon.

Proposal 2E:  Amendment Regarding Definitions

We are proposing that the following defined terms be added to the Article XII of the Articles:

Acquisition Fee. The term “Acquisition Fee” means the total of all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Advisor) in connection with making or investing in mortgage loans or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Construction Fee. The term “Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Corporation’s property.

Development Fee. The term “Development Fee” means a fee for the packaging of the Corporation’s property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

The amount of acquisition fees we can pay is limited by our Articles, and adding these definitions will provide more specificity regarding the types of expenses that are subject to this cap. We will delete the current definition of “acquisition fee” in the Articles, which is less specific. To date, we have not paid any acquisition fees.

Leverage. The term “Leverage” means the aggregate amount of (i) indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured, and (ii) the Corporation’s issued and outstanding preferred stock.

Adding this definition of leverage and making related changes to the limitation on leverage included in our Articles will expand our limitation on leverage to include preferred stock.

Net income. The term “Net Income” means our taxable income, including net capital gains, but excluding net capital losses, and before deducting the incentive compensation fee, any net operating loss deductions arising from losses in prior periods and any items the Internal Revenue Code permits to be deducted when calculating taxable income for a REIT. For the purpose of calculating the limit on our Total Operating Expenses, Net Income shall exclude the gain from the sale of our assets.

Replacing the current definition of net income with the definition set forth above will add clarity to the meaning of net income as used in the Articles.

Roll-Up Entity. The term “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction. The term “Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:

(a) a transaction involving securities of the Corporation that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq’s National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) Stockholders’ voting rights;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

Section 12.8 of our Articles sets forth the conditions under which we may undertake a roll-up transaction. Adding these definitions to the Articles will add specificity as to what type of transaction is a roll-up transaction.

We are also deleting the definition of “operating expenses” from Article XII, as it is redundant with the definition of “total operating expenses” that is also included in Article XII and may therefore cause confusion.

The board of directors unanimously recommends that you vote FOR the proposed amendment (Item 2E on the proxy card).

Approval of this amendment requires the affirmative vote of the holders of a majority (______ shares) of our outstanding shares of common stock entitled to vote thereon.

PROPOSAL THREE - RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Eide Bailly LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2006. During fiscal 2005, Eide Bailly LLP served as our independent auditors and also provided certain tax and other audit-related services.

Aggregate fees billed to us for the fiscal years ended December 31, 2005 and 2004 by Eide Bailly LLP are set forth below.

	2005	2004
Audit Fees (1)	$80,980	$35,763
Audit-Related Fees (2)	6,620	4,455
Tax Fees	2,500	0
All Other Fees	0	0

Total	$90,100	$40,218

(1) Fees for audit services billed in 2005 consisted of: audit of our annual financial statements, reviews of our quarterly financial statements, consents and other services related to SEC matters. Also includes $31,910 billed in connection with the audit of Consolidated Mortgage.

Fees for audit services billed in 2004 consisted of: audit of our annual financial statements, reviews of our quarterly financial statements, consents and other services related to SEC matters.

(2) Fees for audit-related services billed in 2005 and 2004 consisted of services that are reasonably related to the performance of the audit or the review of our financial statements.

At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants. The audit committee has delegated to its chairman, an independent member of our board of directors, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by the chairman shall be reported to the audit committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the audit committee and, prior to completion of the audit, are approved by the audit committee or by one or more audit committee members who have been delegated authority to grant approvals.

The audit committee has considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected Eide Bailly LLP’s independence.

Representatives of Eide Bailly LLP will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The board of directors unanimously recommends that you vote FOR the ratification of the independent registered public accounting firm as set forth in Proposal Three.

  EQUITY COMPENSATION PLAN INFORMATION

We have reserved 1,000,000 shares of common stock for issuance under our 2004 Stock Incentive Plan. The plan was approved by our stockholders in 2004 before we commenced with our initial public offering. We have issued a total of 40,000 shares of restricted stock under this plan. The following table provides summary information about securities issuable under our equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	— (1)		$960,000
Equity compensation plans not approved by security holders	—	—	—
Total	—		$960,000

(1)	40,000 shares of restricted stock have been issued.

  PERFORMANCE GRAPH

SEC rules require the presentation of a line graph comparing the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

The graph below provides an indicator of cumulative total stockholder returns for us as compared with the Russell 2000 Index and the NAREIT Mortgage Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on July 22, 2004, the date our first public offering commenced, in our common stock, and on July 30, 2004 for the two indexes, and that all dividends were reinvested by the stockholder. There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph below. We will not make or endorse any predications as to future stock performance.
  OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

  STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the annual meeting in the year 2007, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to James L. George, c/o of Desert Capital REIT, Inc., 1291 Galleria Drive, Suite 200, Henderson, Nevada 89014 by _______, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any stockholder who intends to bring business to the annual meeting in the year 2007, but not include the proposal in our proxy statement, or to nominate a person to the board of directors, must give written notice to James L. George, c/o Desert Capital REIT, Inc., at 1291 Galleria Drive, Suite 200, Henderson, Nevada 89014 by no earlier than __________, 2007 and no later than _____________, 2007.

  ANNUAL REPORT

We have provided without charge a copy of the annual report to stockholders for fiscal year 2005 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: Laura De La Cruz, Desert Capital REIT, Inc., 1291 Galleria Drive, Suite 200, Henderson, Nevada 89014. The EDGAR version of such report (with exhibits) is available at the SEC’s Internet site (www.sec.gov).

  HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement, notice of annual meeting and the Annual Report to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

Please contact us at our offices at 1291 Galleria Drive, Suite 200, Henderson, Nevada 89014, telephone number: 1-800-419-2855 to inform us of your request.

Appendix A

  PROPOSAL AMENDMENTS TO SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

(Item 2A on Proxy Card)

To amend Article X of our Second Articles of Amendment and Restatement to read as follows:

ARTICLE X
INDEMNIFICATION

Section 10.1. Grant of Indemnification. The directors and the Advisor shall be deemed to be in a fiduciary relationship to the Corporation and the Corporation’s stockholders. The directors also have a fiduciary duty to the stockholders to supervise the relationship of the Corporation with the Advisor. Subject to the conditions set forth under Maryland law or in Section 10.2 or Section 10.3 below, the Corporation shall indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any person (or the estate of any person) who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any person (or the estate of any person) who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, agent, trustee, partner, member or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation. The indemnification provided herein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, in accordance with Section 10.4 hereof. The Board of Directors may take such action as is necessary to carry out this Section 10.1. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 10.2 Requirements for Indemnification. Notwithstanding anything to the contrary contained in Section 10.1 or Section 11.1, the Corporation shall not provide for indemnification of a director, officer, Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them, and the Corporation shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(a) The Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation.

(b) The Indemnitee was acting on behalf of or performing services for the Corporation.

(c) Such liability or loss was not the result of:

(i) negligence or misconduct, in the case that the Indemnitee is a director (other than an Independent Director), officer, Advisor or an Affiliate of the Advisor; or

(ii) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(d) Such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s Net Assets and not from the Corporation’s stockholders.

Section 10.3 Indemnification Not Available. Notwithstanding anything to the contrary contained in Section 10.1 or Section 11.1, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

(a) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(c) A court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

Section 10.4 Advancement of Funds. The advancement of the Corporation’s funds to any Indemnitee for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation;

(b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Article X and Section 11.1 hereof;

(c) the legal action was initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(d) the Indemnitee provides the Corporation with a written agreement to repay the advanced funds to the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law (the “MGCL”) or any successor statute.

________________________________________________

(Item 2B on Proxy Card)

To amend Article XI of our Second Articles of Amendment and Restatement to read as follows:

ARTICLE XI
LIMITATION ON LIABILITY

Section 11.1 Liability of Officers and Directors. Subject to the conditions set forth under Maryland statutory or decisional law, as amended or interpreted from time to time, or in Sections 10.2 and 10.3 above, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money or other damages. Neither the amendment nor the repeal of this Section 11.1, nor the adoption or amendment of any other provision in this Charter or the Corporation’s bylaws inconsistent with this Section 11.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 11.2 Liability of Stockholders. No stockholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Corporation’s assets or the affairs of the Corporation by reason of his being a stockholder.

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(Item 2C on Proxy Card)

To amend Section 8.7 of our Second Articles of Amendment and Restatement to read as follows:

Section 8.7  Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders by the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors.

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(Item 2D on Proxy Card)

To amend Section 5.2(a)(ii) of our Second Articles of Amendment and Restatement to read as follows:

(ii) Upon the affirmative vote of at least a majority of the votes entitled to be cast, without the necessity for the concurrence of the directors, the stockholders may vote to:

(a) Terminate the Corporation’s REIT election;

(b) Amend this Charter; or

(c) Remove the directors.

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(Item 2E on Proxy Card)

To amend Article XII of our Second Articles of Amendment and Restatement to include the following definitions:

We are proposing that the following defined terms be added to the Article XII of the Articles:

Acquisition Fee. The term “Acquisition Fee” means the total of all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Advisor) in connection with making or investing in mortgage loans or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Construction Fee. The term “Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Corporation’s property.

Development Fee. The term “Development Fee” means a fee for the packaging of the Corporation’s property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

Leverage. The term “Leverage” means the aggregate amount of (i) indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured, and (ii) the Corporation’s issued and outstanding preferred stock.

Net income. The term “Net Income” means our taxable income, including net capital gains, but excluding net capital losses, and before deducting the incentive compensation fee, any net operating loss deductions arising from losses in prior periods and any items the Internal Revenue Code permits to be deducted when calculating taxable income for a REIT. For the purpose of calculating the limit on our Total Operating Expenses, Net Income shall exclude the gain from the sale of our assets.

Roll-Up Entity. The term “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction. The term “Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:

(a) a transaction involving securities of the Corporation that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq’s National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) Stockholders’ voting rights;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

To delete the definition of “operating expenses” from Article XII.

DESERT CAPITAL REIT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS ON JULY __, 2006

The undersigned stockholder of DESERT CAPITAL REIT, INC., a Maryland corporation (the “Company”) hereby appoints Todd B. Parriott and Jonathan G. Arens, and each of them as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, and any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting.

PLEASE RETURN ONLY THIS PROXY IN THE ATTACHED SELF-ADDRESSED, POSTAGE PAID ENVELOPE. DO NOT RETURN THE PROXY STATEMENT. IF YOU RETURN ANY ADDITIONAL DOCUMENT, YOUR PROXY MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.

[STICKER WITH STOCKHOLDER NAME INSERTED HERE.]

(Please date and sign on reverse)

(Continued on reverse side)

The votes entitled to be cast by the Stockholder will be cast as directed by the Stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” all nominees in Proposal 1, “FOR” the approval of each separate amendment to our Second Articles of Amendment as described in Proposal 2, “FOR” the ratification of Eide Bailly LLP as our independent registered public accounting firm as described in Proposal 3, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

I PLAN TO ATTEND THE MEETING. __________

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1.

1. To elect six directors to serve until their successors are duly elected and qualified.

01 Todd B. Parriott	02 James George
03 Thomas L. Gustafson	04 Robert M. Beville
05 G. Steven Dawson	06 Bryan L. Goolsby

☐ FOR ALL NOMINEES (except as provided to the contrary below)

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

If there is any individual director with respect to whom you desire to withhold your consent, you may do so by indicating his name(s): _____________________________________________.

The Board of Directors recommends a vote “FOR” each of the amendments in Proposal 2.

2. To approve five separate amendments to our Second Articles of Amendment and Restatement as follows:

2a. Amendment to Indemnification Provisions

______________	______________	______________
FOR	AGAINST	ABSTAIN
2b. Amendment to Limitation on Liability Provisions

______________	______________	______________
FOR	AGAINST	ABSTAIN
2c. Amendment Regarding Removal of Directors

______________	______________	______________
FOR	AGAINST	ABSTAIN
2d. Amendment Regarding Voting Rights

______________	______________	______________
FOR	AGAINST	ABSTAIN
2e. Amendment Regarding Definitions

______________	______________	______________
FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006.

______________	______________	______________
FOR	AGAINST	ABSTAIN
4. In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:

____________________________________, 2006

________________________________
Signature

________________________________
Signature if held jointly

Please mark, date, and sign as your name appears above and return and return promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate and include their complete title. If shares are held by joint tenants or as community property, both should sign. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless Todd Parriott is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.